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                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D. C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 Date of Report
                                October 1, 1997



                          AIRCOA HOTEL PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)



                               State of Delaware
                 (State or other jurisdiction of incorporation)

            1-9563                             84-1042607
    (Commission File Number)        (IRS Employer Identification No.)

  5775 DTC Boulevard, Suite 300
      Englewood, Colorado                                 80111
(Address of principal executive offices)                (Zip Code)



               Registrant's telephone number, including area code
                                 (303) 220-2000

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Item 5.   Other Events.
          The following press release was issued on September 29, 1997.

                          AIRCOA HOTEL PARTNERS, L.P.
                         ANNOUNCES PRIVATE TRANSACTION


  Englewood, Colorado, September 29, 1997 --AIRCOA Hotel Partners, L.P. (AMEX:
AHT) announced today the completion of the merger of Regal Merger Limited Partnership, a wholly-owned subsidiary of Regal Hotel Management, Inc., with and into the Partnership. As a result of the merger, AIRCOA Hotel Partners, L. P., as the surviving partnership, has become wholly-owned by Regal Hotel Management, Inc. and its affiliates. Trading of the Partnership Class A Units on the American Stock Exchange will cease at the close of business today.

  Holders of the Partnership Class A and Class B Units (other than Regal Hotel Management, Inc. and its affiliates) will receive $3.10 for each Class A Unit held and $20.00 for each Class B Unit held. A letter of transmittal will be sent to unitholders informing them of the procedures to follow in order to receive the merger consideration.

  AIRCOA Hotel Partners, L. P. is a master limited partnership that owns and operates six full service hotels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 AIRCOA HOTEL PARTNERS, L.P.

                                 By: AIRCOA Hospitality Services, Inc.,
                                     General Partner



Date:   October 1, 1997          By: /s/ Douglas M. Pasquale
       --------------------          ------------------------------------
                                     Douglas M. Pasquale
                                       President and Director
                                       (Principal Executive and Financial
                                       Officer

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